                                                                     EXHIBIT 4.4

THIS WARRANT AND ANY SHARES OF COMMON STOCK ISSUABLE UPON ITS EXERCISE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND MAY NOT BE TRANSFERRED UNTIL (1) A REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933 (THE "ACT") SHALL HAVE BECOME EFFECTIVE WITH RESPECT THERETO, OR (2) RECEIPT BY THE ISSUER OF AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE ISSUER TO THE EFFECT THAT REGISTRATION UNDER THE ACT IS NOT REQUIRED IN CONNECTION WITH SUCH PROPOSED TRANSFER NOR IS IN VIOLATION OF ANY APPLICABLE STATE SECURITIES LAWS.

                                                                 36,000 Warrants

                             VOID AFTER JULY 7, 2002

                        WARRANT CERTIFICATE FOR PURCHASE
                                 OF COMMON STOCK

                          CYTOCLONAL PHARMACEUTICS INC.

         This certifies that FOR VALUE RECEIVED The Washington State University Research Foundation, or registered assigns (the "Registered Holder"), is the owner of an aggregate of 36,000 Warrants ("Warrants"). The Warrants may be exercised after the times set forth below, and shall remain exercisable until July 7, 2002 (the "Expiration Date"), when the right to exercise shall terminate absolutely:

                  (i) an aggregate of Twelve Thousand (12,000) Warrants may be exercised after July 7, 1999;

                  (ii) an aggregate of Twenty-Four Thousand (24,000) Warrants may be exercised after July 7, 2000; and

                  (iii) an aggregate of Thirty-Six Thousand (36,000) Warrants may be exercised after July 7, 2001. Each Warrant entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Certificate, one fully paid and nonassessable share of Common Stock, $.01 par value ("Common Stock"), of Cytoclonal Pharmaceutics Inc., a Delaware corporation (the "Company"), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of American Stock Transfer & Trust Company, as Warrant Agent, or its successor (the "Warrant Agent"), accompanied by payment of an amount equal to $4.25 for each Warrant (the "Purchase Price") in lawful money of the United States of America in cash or by official bank or certified check made payable to Cytoclonal Pharmaceutics Inc. The Company may, at its election, reduce the Purchase Price.

         Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional shares of Common Stock will be issued. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

         The exercise price in effect at any time and the number and kind of securities purchasable upon the exercise of the Warrants shall be subject to adjustment from time to time upon the happening of certain events. In case the Company shall (i) declare a dividend or make a distribution on its outstanding shares of Common Stock in shares of Common Stock, (ii) subdivide or reclassify its outstanding shares of Common Stock into a greater number of shares, or (iii) combine or reclassify its outstanding shares of Common Stock into a smaller number of shares, the exercise price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be adjusted so that it shall equal the price determined by multiplying the exercise price by a fraction, the denominator of which shall be the number of shares of Common Stock outstanding after giving effect to such action, and the numerator of which shall be the number of shares of Common Stock outstanding immediately prior to such action. Such adjustment shall be made successively whenever any event listed above shall occur.

         Upon each adjustment of the exercise price pursuant hereto, the number of shares of Common Stock specified in this Warrant shall thereupon evidence the right to purchase that number of shares of Common Stock (calculated to the nearest hundredth of a share of Common Stock) obtained by multiplying the exercise price in effect immediately prior to such adjustment by the number of shares of Common Stock purchasable immediately prior to such adjustment upon exercise of this Warrant and dividing the product so obtained by the exercise price in effect after such adjustment.

         If subsequent to July 7, 1999 the Company shall determine to proceed with the actual preparation and filing of a registration statement under the Securities Act of 1933, as amended, in connection with the proposed offer and sale of any of its securities by it or any of its security holders (other than a registration statement on Form S-4, S-8 or other limited purpose form), the Company will give written notice of its determination to the Registered Holders. The Company will, except as herein provided, cause all the shares of Common Stock underlying the Warrants (the "Registrable Securities") to be included in such registration statement, all to the extent requisite to permit the sale or other disposition by the prospective seller or sellers of the Registrable Securities to be so registered; provided, further, that nothing herein shall prevent the Company from, at any time, abandoning or delaying any registration. If any registration pursuant to this section shall be underwritten in whole or in part, the Company may require that the Registrable Securities requested for inclusion pursuant to this section be included in the underwriting on the same terms and conditions as the securities otherwise being sold through the underwriters. In the event that the Registrable Securities requested for inclusion pursuant to this section together with any other shares which have similar piggyback registration rights (such shares and the Registrable Securities being collectively referred to as the "Requested Stock") would constitute more than 15% of the total number of shares to be included in a proposed underwritten public offering, and if in the good faith judgment of the managing underwriter of such public offering the inclusion of all of the Requested Stock originally covered by a request for registration would reduce the number of securities to be offered by the Company or interfere with the successful marketing of the securities offered by the Company, the number of shares of Requested Stock otherwise to be included in the underwritten public offering may be reduced pro rata (by number of shares) among the holders thereof requesting such registration or excluded in their entirety if so required by the underwriter. To the extent only a portion of the Requested Stock is included in the underwritten public offering, those shares of Requested Stock which are thus excluded from the underwritten public offering shall be withheld from the market by the holders thereof for a period, not to exceed 120 days, which the managing underwriter reasonably determines is necessary in order to effect the underwritten public offering.

         The term "Expiration Date" shall mean 5:00 P.M. (New York time) on July 7, 2002. If such date shall in the State of New York be a holiday or a day on which the banks are authorized to close, then the Expiration Date shall mean 5:00 P.M. (New York time) the next following day which in the State of New York is not a holiday or a day on which banks are authorized to close. The Company may, at its election, extend the Expiration Date.

         This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender. The Warrants are not transferable, other than by will or pursuant to the laws of descent and distribution, and may not be assigned or hypothecated.

         Prior to the exercise of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company.

         Prior to due presentment for registration of transfer hereof, the Company may deem and treat the Registered Holder as the absolute owner hereof and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company) for all purposes and shall not be affected by any notice to the contrary.

         This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York.

         IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

                                         CYTOCLONAL PHARMACEUTICS INC.

Dated: July 8, 1996                      By __________________________________
                                                       President

                                                  By _________________________
                                                            Secretary

                                                                       [seal]

                                SUBSCRIPTION FORM

                     To Be Executed by the Registered Holder
                          in Order to Exercise Warrants

     The undersigned Registered Holder hereby irrevocably elects to exercise __________________ Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of

            PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________
                     [please print or type name and address]

and be delivered to

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________
                     [please print or type name and address]


and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

                                   ASSIGNMENT

                     To Be Executed by the Registered Holder
                           in Order to Assign Warrants

FOR VALUE RECEIVED, ____________________________ hereby sells, assigns and transfers unto

         PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER

                    _______________________________________

                    _______________________________________

                    _______________________________________

                    _______________________________________
                     [please print or type name and address]

______________________ of the warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints
________________________________________________________________________
________________________________________________________________________
_________________________ Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:_____________________                        x___________________________
                                                       Signature Guaranteed

                              --------------------

THE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY A COMMERCIAL BANK OR TRUST COMPANY OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.